Exhibit 99.1

Contango ORE Reviews 2021 Accomplishments and Announces Plans for 2022

HOUSTON--(BUSINESS WIRE)--January 18, 2022--Contango ORE, Inc. (“CORE” or the “Company”) (NYSE-A: CTGO) is pleased to provide shareholders and investors a review of accomplishments in 2021 as well as our plans for 2022. Outlined below are the 2021 accomplishments followed by plans for our 30% owned Manh Choh project, our 100% owned Lucky Shot project and our 100% owned early-stage Shamrock, Eagle-Hona and Triple Z properties.

Rick Van Nieuwenhuyse, the Company’s President and CEO stated: “We are pleased to provide our shareholders and investors in Contango a review of our accomplishments in 2021 and our plans for 2022. 2021 represented another year of COVID, but despite the difficulties of working in a continued pandemic environment, the Company achieved its main objectives: 1) the Peak Gold LLC (PGJV) advanced the high-grade Manh Choh project towards feasibility and permitting; 2) the Company acquired the Lucky Shot project, expanded its land position to include much of the historic Willow Mining District, and engaged an underground mining contractor to begin advancement of the Enserch tunnel towards the footwall of the Lucky Shot vein where historic mining recovered over 250,000 ounces of gold averaging 40g/t (1.5oz/ton)1; 3) on our early-stage Shamrock and Eagle-Hona projects we completed reconnaissance field mapping and sampling programs and identified areas for follow up in 2022; 4) while at the Triple Z project, the State of Alaska completed a topographic survey to advance the land transfer required prior to issuing Contango a drill permit; 5) and finally, we ended the year with an up-listing onto the NYSE American exchange. We believe the listing will greatly enhance the Company’s profile with US capital markets, increasing exposure to a larger and more diverse group of institutional and retail investors, and improving liquidity for our existing shareholders.”

“As you see from the details outlined below, with the PGJV approving a ~$48 million program (CORE’s share ~$14.4 million), the PGJV has a very significant program planned at the Manh Choh project for 2022 - including a feasibility study in 2022 and the start of construction during the long summer hours in Alaska. In addition, the PGJV will advance the Federal and State permitting process which formally got underway at the end of 2021. On-going community outreach will ensure that the Tetlin Tribe and all other stakeholders are kept informed of the permitting process and the project’s advancement in general. At our 100% owned Lucky Shot project, with our mining contractor Atkinson on site and advancing towards the footwall zone, we expect to be exploring the down-dip projection of the Lucky Shot vein by mid-summer. Our objective over the next two years is to outline between 500,000 and 1 million ounces of gold resources by drilling down dip on the Lucky Shot vein structure. We will continue to advance exploration on our early-stage Shamrock, Eagle-Hona and Triple Z projects at a measured pace to identify high quality drill targets and then test those targets as appropriate. We look forward to updating shareholders and investors throughout the year on our progress.”

Manh Choh

The PGJV wrapped up the $19 million 2021 program under budget and completed approximately 10,050 meters (~33,000 feet) of drilling on the Manh Choh property. The lion’s share of the drilling was directed towards in-fill drilling to support a detailed mine plan and feasibility study with additional drilling to support on-going geotechnical, metallurgical, environmental studies and water quality data collection. In addition, the PGJV submitted a permitting package to the US Army Corps of Engineers for the Wetlands Dredge and Fill permit, also known as a 404 permit, just before the end of the year. The PGJV conducted over 20 meetings with the Tetlin Tribal Council and had more than 2000 stakeholder engagements in communities along the proposed road route to the Fort Knox mill. The PGJV also opened an office in the community of Tok, Alaska, hired two community members full-time for Environment and Community Relations, and spent approximately $2 million directly with local businesses.

On December 17, 2021, the PGJV approved a $47.9 million program (CORE’s share ~$14.4 million). The budget covers the following main areas of work: feasibility study, permitting, on-going environmental monitoring, community engagement, engineering, early construction, and exploration. Most notable is the initial construction at the Manh Choh site scheduled to start during the summer to take advantage of the warm weather and long Alaska daylight hours. This will include construction of a camp to provide housing in support on-going construction efforts as well as future operations of the mine itself. Other areas of construction include roads and lay-down areas. The PGJV plans to release a feasibility study in 2022 which will outline the anticipated tonnes and grades of ore delivered to the Fort Knox mill for processing and expected ounces of gold and silver to be recovered over the reserve life of the mine. With this program the Company will see its Manh Choh discovery finally advancing towards production!

Lucky Shot

In August, 2021 CORE announced the acquisition of Alaska Gold Torrent LLC and subsequently staked additional State of Alaska mining claims to control the Lucky Shot-Coleman-War Baby and Gold Bullion mines and a good part of the Willow Mining District. The Lucky Shot project now comprises approximately 17,822 acres of private patented mining claims and State of Alaska mining claims. The Willow Mining District had produced over 600,000 ounces of gold from mines averaging between 30g/t and 60 g/t from the 1920s to 1942 when the War Production Board Order L-208 (War Act) shut down all “non-essential” mining (Harlan, et al., 2017). The Lucky Shot mine itself produced over 250,000 ounces of gold from ore grades averaging 40g/t (1.5 oz/t)1.

In September, 2021 the Company hired Chris Kennedy as Mine General Manager to oversee our exploration and development plans for the Lucky Shot project. Chris is a seasoned Alaska mine manager having been Mine Manager at the Pogo mine between 2011 and 2019. Chris wasted no time in getting our program underway and by December had engaged a mining contractor (Atkinson Construction) to execute our planned 2022 exploration/development program to advance the Enserch Tunnel to the footwall of the Lucky Shot vein and drift 1500 parallel to the vein and set up drill stations every 75 feet. Atkinson is on site and mobilizing their equipment with plans to be set up and re-furbishing the existing underground workings by the end of January, 2022. Atkinson’s schedule has the Company ready to drill by late summer 2022 with a plan to drill approximately 3200 meters (~10,000 feet) from underground into the down-dip projection of the Lucky Shot vein. The Company is currently securing a drilling contractor to conduct the underground drilling. Plans are to drill HQ size core (63.6mm or 2.5 inches in diameter) for sampling purposes. Once the Footwall drill program is underway, the Company will evaluate a Stage 2 program to advance the Enserch Tunnel through the vein (while taking a bulk sample and test mining of the vein itself) and on into the Hangingwall side of the vein where another drift parallel to the Lucky Shot vein will provide access to drill further down dip along the projection of the vein. The objective of the Company is to identify a prospective resource of between 500,000 and 1 million ounces of gold that can be economically mined. Clearly there is a lot of work to do over the next two to three years, but the Company is well positioned to execute this plan.

Shamrock

In March, 2021 the Company staked 368 State of Alaska mining claims (the Buck claims) to cover approximately 53,000 acres of minerals rights on prospective State-owned lands. In June, 2021 the Company purchased a digital and paper database from Coeur Mining who had acquired this database as result of their purchase of Northern Empire Resources who had conducted extensive geochemical and geophysical work on the property (Coeur Mining had acquired Northern Empire for their property holdings in Nevada and the Alaska property became non-core to Coeur Mining). During the 2021 summer program the Company conducted a detailed sampling campaign focused on two areas: Hilltop and Banner (see company website for further details https://www.contangoore.com). The company collected 835 soil samples using a power auger and 75 surface rock chip samples. Follow up trenching and detailed geologic mapping is planned for the summer of 2022.

Eagle-Hona

At the Eagle-Hona property the Company carried out a detailed reconnaissance of the northern and eastern portions of the large claim block that had not previously been detailed sampled. Due to the steep topography, a helicopter was used to execute the program safely. The Company collected 2084 surface rock chip samples (including 97 trench samples) and 62 pan concentrate samples. Follow up geologic mapping and sampling is planned for the summer of 2022.

Triple Z

At our Triple Z property, the State of Alaska completed a topographic survey to re-establish survey boundaries that were destroyed due to wildfires. The recent survey was required to complete the land transfer from the Federal government to the State of Alaska. With completion of the survey, we now expect the land transfer to take place in 2022. Once the land transfer is completed, our drill permits can be approved by the State Department of Natural Resources. After that, the Company will be in a position to drill test this exciting porphyry copper-gold-silver target.

[1] The historical production information in this press release is based upon reports file by the prior owners and operators of the mines. The Company has not undertaken any independent work to verify or confirm the previously reported information.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold LLC, which leases approximately 675,000 acres for exploration and development and through Contango Minerals Alaska, LLC, its wholly owned subsidiary which leases approximately 200,000 acres for exploration. The Company also owns Alaska Gold Torrent, LLC which holds the rights to the Lucky Shot, Coleman and War Baby mines, and approximately ~17822 acres of surrounding mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Peak Gold LLC’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in Peak Gold LLC; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com